Exhibit 10.1
[Certain Confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]
AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 1, dated as of April 28, 2023 (this “Amendment”), of the Credit Agreement (as defined below) is by and among HURON CONSULTING GROUP INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and PNC CAPITAL MARKETS LLC, as Sustainability Structuring Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
W I T N E S S E T H
WHEREAS, a credit facility has been established in favor of the Borrower pursuant to the terms of that certain Third Amended and Restated Credit Agreement dated as of November 15, 2022 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, certain Subsidiaries of the Borrower identified therein, as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;
WHEREAS, the Borrower has requested amendments of the Credit Agreement, in certain respects; and
WHEREAS, the Required Lenders have agreed to the requested amendments on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1. Amendments of the Credit Agreement. The Credit Agreement is amended and modified as follows:
1.1. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Pricing Tier then in effect (based on the Consolidated Leverage Ratio):

Pricing Tier	Consolidated Leverage Ratio	Term SOFR Loans & Letter of Credit Fee	Base Rate Loans	Commitment Fee
5	> 3.25:1.0	1.875%	0.875%	0.300%
4	> 2.75:1.0 but ≤ 3.25:1.0	1.625%	0.625%	0.250%
3	> 2.25:1.0 but ≤ 2.75:1.0	1.375%	0.375%	0.150%
2	> 1.75:1.0 but ≤ 2.25:1.0	1.250%	0.250%	0.150%
1	≤ 1.75:1.0	1.125%	0.125%	0.150%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 7.02(b), then, upon the request of the Required Lenders, Pricing Tier 5 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply.
Notwithstanding anything to the contrary contained in this definition, (i) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (ii) the initial Applicable Rate shall be set at Pricing Tier 3 until the first Business Day immediately following the date a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 7.02(b) for the first fiscal quarter end to occur following the Closing Date. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.
It is hereby understood and agreed that the Applicable Rate shall be adjusted from time to time on an annual basis based upon the Sustainability Rate Adjustment (to be calculated and applied as set forth in Section 1.10); provided that in no event shall the Applicable Rate be less than 0.000%. Notwithstanding anything to the contrary herein, until the delivery of (or failure to deliver) the Sustainability Certificate delivered in respect of Reference Year ending December 31, 2023 pursuant to Section 1.10, the Sustainability Rate Adjustment shall be 0.000% and there shall be no Sustainability Rate Adjustment to the Applicable Rate.
1.2. The definition of “Sustainability Structuring Agent” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Sustainability Structuring Agent” means PNC Capital Markets LLC, in its capacity as sustainability structuring agent hereunder or any successor sustainability structuring agent.
1.3.The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Amendment No. 1 Effective Date” means April 28, 2023.
“ESG Standards” means SASB standards.
“KPI Metric” means each of the Racial & Ethnic Diversity Percentage and the Women in Leadership Percentage.

“Racial & Ethnic Diversity Percentage” means, for any Reference Year, the ratio (expressed as a percentage) of (i) aggregate number of employees who have disclosed their racial and/or ethnic identities to be non-white in the Borrower’s workforce located in the United States to (ii) the aggregate number of employees in the Borrower’s workforce located in the United States, as of the point in time such ratio is measured as disclosed in the Sustainability Certificate.
“Racial & Ethnic Diversity Percentage Applicable Rate Adjustment Amount” means, subject to the provisions of Section 1.10(b), with respect to any period between Sustainability Pricing Adjustment Dates, as determined for the applicable Reference Year:
(a) positive 0.025%, if the Racial & Ethnic Diversity Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is less than the Racial & Ethnic Diversity Percentage Threshold A for such Reference Year;
(b) 0.000%, if the Racial & Ethnic Diversity Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is greater than or equal to the Racial & Ethnic Diversity Percentage Threshold A for such Reference Year but less than the Racial & Ethnic Diversity Percentage Target A for such Reference Year; and
(c) negative 0.025%, if the Racial & Ethnic Diversity Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is greater than or equal to Racial & Ethnic Diversity Percentage Target A for such Reference Year.
“Racial & Ethnic Diversity Percentage Commitment Fee Adjustment Amount” means, subject to the provisions of Section 1.10(b), with respect to any period between Sustainability Pricing Adjustment Dates, as determined for the applicable Reference Year:
(a) positive 0.005%, if the Racial & Ethnic Diversity Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is less than the Racial & Ethnic Diversity Percentage Threshold A for such Reference Year;
(b) 0.000%, if the Racial & Ethnic Diversity Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is greater than or equal to the Racial & Ethnic Diversity Percentage Threshold A for such Reference Year but less than the Racial & Ethnic Diversity Percentage Target A for such Reference Year; and
(c) negative 0.005%, if the Racial & Ethnic Diversity Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is greater than or equal to Racial & Ethnic Diversity Percentage Target A for such Reference Year.

“Racial & Ethnic Diversity Percentage Target A” means, with respect to any Reference Year, the Racial & Ethnic Diversity Percentage Target A for such Reference Year as set forth in the Sustainability Table.
“Racial & Ethnic Diversity Percentage Threshold A” means, with respect to any Reference Year, the Racial & Ethnic Diversity Percentage Threshold A for such Reference Year as set forth in the Sustainability Table.
“Reference Year” means, with respect to any Sustainability Certificate, the calendar year ending immediately prior to the date of such Sustainability Certificate.
“Sustainability Certificate” means a certificate substantially in the form of Exhibit 1.10(e), executed by the chief executive officer, chief operating officer, chief financial officer, chief sustainability officer, treasurer, assistant treasurer, controller or senior vice president of finance of the Borrower (a) setting forth the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment and calculations in reasonable detail of the KPI Metrics, in each case, for the Reference Year covered thereby, (b) attaching a true and complete copy of the Borrower’s Sustainability Report for the applicable Reference Year and (c) attaching a true and complete report of the Sustainability Metric Auditor, which report (i) measures, verifies, calculates and certifies each KPI Metric set forth in the Sustainability Certificate or the Sustainability Report, as applicable, for the applicable Reference Year and (ii) confirms that the Sustainability Metric Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the ESG Standards.
“Sustainability Certificate Inaccuracy” has the meaning specified in Section 1.10(d).
“Sustainability Commitment Fee Adjustment” means, with respect to any Sustainability Certificate for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the Racial & Ethnic Diversity Percentage Commitment Fee Adjustment Amount (whether positive, negative or zero), plus (b) the Women in Leadership Percentage Commitment Fee Adjustment Amount (whether positive, negative or zero), in each case for such period.
“Sustainability Metric Auditor” means NPV Associates, or any replacement sustainability metric auditor as designated from time to time by the Borrower; provided that any such replacement Sustainability Metric Auditor (a) shall be (i) a qualified external reviewer (other than an Affiliate of the Borrower), with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing or (ii) another firm designated by the Borrower and approved by the Administrative Agent and the Required Lenders, and (b) shall apply auditing standards and methodology that are the same as or substantially consistent with the auditing standards and methodology used in the Borrower’s Sustainability Report for the Reference Year ending December 31, 2023, except for any changes to such standards and/or methodology that (x) are consistent with then generally accepted industry standards or (y) if not so consistent, are proposed by the Borrower and approved by the Administrative Agent and the Required Lenders.
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 1.10(a).
“Sustainability Rate Adjustment” with respect to any Sustainability Certificate for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the Racial & Ethnic Diversity Percentage Applicable Rate Adjustment Amount (whether positive, negative or zero), plus (b) the Women in Leadership Percentage Applicable Rate Adjustment Amount (whether positive, negative or zero), in each case for such period.
“Sustainability Recalculation Event” means (i) any acquisition, disposition, merger or similar transaction or series of related transactions consummated by the Borrower and its Subsidiaries whereby, as a result of the consummation of such transaction or series of related transactions, any of the KPI Metrics would reasonably be expected to be (as determined in good faith by the Borrower), or shall be, increased or decreased by 5.0% or more (on a consolidated basis) as compared to the KPI Metrics in effect immediately prior to the consummation of such transaction or (ii) any Change in Law applicable to any party hereto the result of which shall (A) prohibit or modify any sustainability calculation hereunder or cause any other violation of any sustainability provision hereunder, or impose or modify any reporting obligation in respect thereof, (B) cause the Borrower to fail to attain or maintain any KPI Metric or target or threshold with respect thereto or (C) prohibit or otherwise limit such party’s ability to make or maintain the Loans hereunder after applying the sustainability provisions hereunder.
“Sustainability-Related Information” has the meaning specified in Section 6.27.
“Sustainability Report” means the annual non-financial disclosure report prepared in accordance with the ESG Standards publicly reported by the Borrower and published on an Internet or intranet website to which each Lender and the Administrative Agent have been granted access free of charge (or at the expense of the Borrower), it being understood and agreed that the applicable Sustainability Report shall be such disclosure report as in effect and available on the date of delivery of the applicable Sustainability Certificate.
“Sustainability Table” means the Sustainability Table set forth on Schedule 1.10(c).

“Women in Leadership Percentage” means, for any Reference Year, the ratio (expressed as a percentage) of (i) aggregate number of women employees in leadership positions in the Borrower’s workforce located in the United States to (ii) the aggregate number of employees in the Borrower’s leadership positions located in the United States, as of the point in time such ratio is measured as disclosed in the Sustainability Certificate. As of the date hereof, the Borrower’s definition of “leadership” includes principals, corporate vice presidents, managing directors, and executives.
“Women in Leadership Percentage Applicable Rate Adjustment Amount” means, subject to the provisions of Section 1.10(b), with respect to any period between Sustainability Pricing Adjustment Dates, as determined for the applicable Reference Year:
(a) positive 0.025%, if the Women in Leadership Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is less than the Women in Leadership Percentage Threshold B for such Reference Year;
(b) 0.000%, if the Women in Leadership Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is greater than or equal to the Women in Leadership Percentage Threshold B for such Reference Year but less than the Women in Leadership Percentage Target B for such Reference Year; and
(c) negative 0.025%, if the Women in Leadership Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is greater than or equal to Women in Leadership Percentage Target B for such Reference Year.
“Women in Leadership Percentage Commitment Fee Adjustment Amount” means, subject to the provisions of Section 1.10(b), with respect to any period between Sustainability Pricing Adjustment Dates, as determined for the applicable Reference Year:
(a) positive 0.005%, if the Women in Leadership Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is less than the Women in Leadership Percentage Threshold B for such Reference Year;
(b) 0.000%, if the Women in Leadership Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is greater than or equal to the Women in Leadership Percentage Threshold B for such Reference Year but less than the Women in Leadership Percentage Target B for such Reference Year; and
(c) negative 0.005%, if the Women in Leadership Percentage for the applicable Reference Year as set forth in the Sustainability Certificate is greater than or equal to Women in Leadership Percentage Target B for such Reference Year.
“Women in Leadership Percentage Target B” means, with respect to any Reference Year, the Women in Leadership Percentage Target B for such Reference Year as set forth in the Sustainability Table.
“Women in Leadership Percentage Threshold B” means, with respect to any Reference Year, the Women in Leadership Percentage Threshold B for such Reference Year as set forth in the Sustainability Table.
1.4. The following definitions are hereby removed from Section 1.01 of the Credit Agreement:
“ESG” has the meaning specified in Section 2.16(a).
“ESG Amendment” has the meaning specified in Section 2.16(a).
“ESG Applicable Rate Adjustments” has the meaning specified in Section 2.16(a).
“ESG Pricing Provisions” has the meaning specified in Section 2.16(a).
“KPIs” has the meaning specified in Section 2.16(a).
“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles (as published in March 2022 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association).
1.5. A new Section 1.10 is hereby added to the Credit Agreement to read as follows:
1.10 Sustainability Adjustments
(a) Effective as of the fifth Business Day following receipt by the Administrative Agent of a Sustainability Certificate delivered pursuant to Section 1.10(e) (such day, the “Sustainability Pricing Adjustment Date”) in respect of the most recently ended Reference Year, commencing with the Reference Year ending December 31, 2023, (i) the Applicable Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Sustainability Certificate, and (ii) the Commitment Fee shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Commitment Fee Adjustment as set forth in such Sustainability Certificate. Subject to Section 1.10(c), each adjustment in the Applicable Rate and the Commitment Fee resulting from a Sustainability Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing

Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date.
(b) In the event the Borrower does not deliver a Sustainability Certificate within the period set forth in Section 1.10(e) for the applicable Reference Year or any Sustainability Certificate for such Reference Year shall be incomplete and fail to satisfy the requirements set forth in the definition of “Sustainability Certificate” (including the failure to set forth the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment and/or calculations in reasonable detail of the KPI Metrics, in each case, for the applicable Reference Year), the Sustainability Rate Adjustment will be positive 0.05% and the Sustainability Commitment Fee Adjustment will be positive 0.01% commencing on the fifth Business Day following the last day such Sustainability Certificate was required to be delivered pursuant to Section 1.10(e) for such Reference Year and continuing until the fifth Business Day following receipt by the Administrative Agent of a complete Sustainability Certificate for such Reference Year.
(c) For the avoidance of doubt, only one Sustainability Certificate may be delivered in respect of any Reference Year and any adjustment to the Applicable Rate or the Commitment Fee by reference to any of the KPI Metrics for any Reference Year shall not be cumulative year-over-year. Each Sustainability Rate Adjustment and Sustainability Commitment Fee Adjustment for any Reference Year shall only apply until the earlier of (i) the immediately succeeding Sustainability Pricing Adjustment Date and (ii) the fifth Business Day following the last day a Sustainability Certificate was required to be delivered pursuant to Section 1.10(e) for the immediately succeeding Reference Year. It is further understood and agreed that the Applicable Rate will never be reduced or increased by more than 0.05% and that the Commitment Fee will never be reduced or increased by more than 0.01%, pursuant to the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment, respectively, during any Reference Year; provided that, and notwithstanding anything to the contrary in this Agreement (including any provision of Section 11.01 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), the definitions of Racial & Ethnic Diversity Percentage, Racial & Ethnic Diversity Percentage Applicable Rate Adjustment Amount, Racial & Ethnic Diversity Percentage Commitment Fee Adjustment Amount, Women in Leadership Percentage, Women in Leadership Percentage Applicable Rate Adjustment Amount, Women in Leadership Percentage Commitment Fee Adjustment Amount and the Sustainability Table may be amended or otherwise modified with only the consent of the Borrower, the Administrative Agent and the Required Lenders; provided, however, for the avoidance of doubt, any changes to the Applicable Rate pursuant to any Sustainability Rate Adjustment and the Commitment Fee pursuant to the Sustainability Commitment Fee Adjustment in excess of the amounts set forth above shall be subject to the consent of “each Lender directly affected thereby” in accordance with Section 11.01.
(d) If (i) (A) the Administrative Agent becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics as reported in any Sustainability Certificate (any such material inaccuracy, a “Sustainability Certificate Inaccuracy”) and the Administrative Agent notifies the Borrower in writing thereof, or (B) any Lender becomes aware of any Sustainability Certificate Inaccuracy and such Lender delivers, not later than ten (10) days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Sustainability Certificate Inaccuracy in reasonable detail (which description shall be shared with the Borrower), or (C) the Borrower becomes aware of a Sustainability Certificate Inaccuracy and delivers notice thereof in writing to the Administrative Agent, and (ii) a proper calculation of the Sustainability Rate Adjustment, Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in no adjustment or an increase in the Applicable Rate or Commitment Fee for any applicable period, then (x) commencing on the fifth Business Day following delivery of a corrected Sustainability Certificate to the Administrative Agent, the Applicable Rate and Commitment Fee shall be adjusted to reflect such corrected calculations of the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment and (y) the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Laws, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), but in any event within ten (10) Business Days after the Borrower has received written notice of, or has determined that there was, a Sustainability Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. It is understood and agreed that any Sustainability Certificate Inaccuracy shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit; provided that the Borrower complies with the terms of this Section 1.10(d) with respect to such Sustainability Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Laws, (x) any additional amounts required to be paid pursuant to this paragraph shall not be due and payable until the earlier to occur of (I) a written demand is made for such payment by the Administrative Agent in accordance with this paragraph or (II) 10 Business Days after the Borrower has received written notice of, or has determined that there was, a Sustainability Certificate Inaccuracy (such earlier date, the “Certificate Inaccuracy Payment Date”), (y) any nonpayment of such additional amounts prior to the Certificate Inaccuracy Payment Date shall not constitute a Default (whether retroactively or otherwise) and (z) none of such additional amounts shall be deemed overdue prior to the Certificate Inaccuracy Payment Date or shall accrue interest at the default rate pursuant to Section 2.08(b) prior to the Certificate Inaccuracy Payment Date.
(e) As soon as available and in any event within 90 days following the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2023), the Borrower shall deliver to the Administrative Agent and the Lenders, in form and detail satisfactory to the Administrative Agent and the Required Lenders, a Sustainability Certificate for the most recently-ended Reference Year; provided that, for any Reference Year the Borrower may elect not to deliver a Sustainability Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Sustainability Certificate by the end of such 90-day period shall result in the Sustainability Rate Adjustment being applied as set forth in Section 1.10(b)). In the event the Borrower’s fiscal year is changed to a non-calendar fiscal year, following prior written notice to the Administrative Agent and the Lenders, the Borrower will be permitted to adjust the timing of delivery of the Sustainability Certificate at its election in a manner intended to maintain consistency with the foregoing.
(f) If, after the Amendment No. 1 Effective Date, there occurs any Sustainability Recalculation Event, and either (i) the Borrower notifies the Administrative Agent and the Sustainability Structuring Agent in writing that the Borrower requests an amendment to any provision hereof to eliminate, accommodate or otherwise take into account the effect of such Sustainability Recalculation Event, or (ii) the Administrative Agent or the Sustainability Structuring Agent notifies the Borrower that the Required Lenders request an amendment to any provision or provisions hereof for such purpose (it being understood and agreed that any such notice may be given before or after such Sustainability Recalculation Event has occurred), then (A) the Borrower, the Administrative Agent, the Sustainability Structuring Agent and the Lenders shall negotiate in good faith to amend the provisions hereof to eliminate, accommodate or otherwise take into account the effect of such Sustainability Recalculation

Event for the period from and after the occurrence of such Sustainability Recalculation Event, and (B) the provisions of this Agreement shall be interpreted on the basis of the provisions in effect and applied immediately prior to such Sustainability Recalculation Event for a period of not more than 90 days (unless the provisions hereof shall have been amended in accordance herewith or such notice shall have been withdrawn). If, after 90 days following any such notice, the consent of the Borrower, the Administrative Agent, the Sustainability Structuring Agent and the Required Lenders under Section 11.01 has not been obtained, there will cease to be any Sustainability Rate Adjustment and any Sustainability Commitment Fee Adjustment until such time as the parties hereto can agree upon any such adjustments in accordance with the terms hereof, and during such period, no party to this Agreement shall, without the prior written consent of the Administrative Agent, the Sustainability Structuring Agent and the Borrower, make any public or private representations or description of the credit facility described in this Agreement as a sustainability-linked loan.
1.6. Section 2.16 of the Credit Agreement is hereby amended to read as follows:
2.16 [Reserved].

1.7. A new Section 6.27 is hereby added to the Credit Agreement to read as follows:
6.27 Sustainability-Related Information. All information about its sustainability initiatives or strategy, including, without limitation, the KPI Metrics and any thresholds or targets with respect thereto, which have been or may be provided to the Administrative Agent, the Sustainability Structuring Agent or any Lender by or on behalf of the Borrower, or which have been or may be approved by the Borrower (collectively, including the Sustainability Certificate and any Sustainability Reports, the “Sustainability-Related Information”), is true and accurate in all material respects as of the date it is provided or approved and as of the date (if any) of which it is stated. The representations and warranties made pursuant to this Section 6.27 are deemed to be made by the Borrower daily by reference to the facts and circumstances then existing commencing on the Amendment No. 1 Effective Date and continuing until the Obligations hereunder shall be paid and satisfied in full; provided that it is understood and agreed that any breach of this Section 6.27 shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit.
1.8. A new Section 7.15 is hereby added to the Credit Agreement to read as follows:

7.17 Sustainability-Related Information
(a) To furnish the Administrative Agent and the Lenders with all Sustainability-Related Information and to provide such access to the directors, officers, employees and advisers of the Borrower and its Affiliates (together “Representatives”), in each case as the Administrative Agent or any Lender may reasonably request. In addition, the Borrower shall ensure that the Representatives are available, upon the Administrative Agent’s or any Lender’s reasonable request, to discuss the Sustainability-Related Information. The Borrower acknowledges and agrees that the Administrative Agent and the Lenders may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability-Related Information (x) furnished by the Borrower or any of its Affiliates to the Administrative Agent or any Lender or approved by the Borrower for use in connection with this Agreement and that neither the Administrative Agent nor any Lender assumes any responsibility or has any liability therefor or has an obligation to conduct any appraisal of any Sustainability-Related Information.
(b)
(i) Within five Business Days after the Borrower’s determination that there was a Sustainability Certificate Inaccuracy, deliver written notice to the Administrative Agent thereof;
(ii) Promptly notify the Administrative Agent and the Lenders of (A) any change in the Borrower’s sustainability strategy or initiatives or its internal policies related to sustainability, including any relevant comments or changes from a third party opinion provider, consultant or auditor, (B) if any Sustainability-Related Information furnished by the Borrower or any of its Affiliates to the Administrative Agent or any Lender or approved by the Borrower or its Affiliates is or becomes inaccurate, untrue, incomplete or misleading and (C) the appointment of any successor Sustainability Metric Auditor; and
(iii) Supplement the Sustainability-Related Information promptly from time to time to ensure that the representations and warranties made under Section 6.01 are true, correct and complete as of the date when such Sustainability-Related Information is supplemented and/or the representations and warranties are deemed to be made;
provided that it is understood and agreed that any breach of this Section 7.15(b) shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit.

1.9. A new Section 10.03(d) is hereby added to the Credit Agreement to read as follows:
(d) The Sustainability Structuring Agent may at any time give notice of its resignation to the Administrative Agent, the Lenders, the L/C Issuer and the Borrower, which resignation shall be effective on the date set forth in such notice (the “Sustainability Structuring Agent Resignation Effective Date”). Upon receipt of any such notice of resignation, the Borrower shall have the right to appoint a successor Sustainability Structuring Agent, which may be a Lender or an Affiliate of a Lender; provided that in no event shall any such successor Sustainability Structuring Agent be a Defaulting Lender. Effective as of the Sustainability Structuring Agent Resignation Effective Date, the retiring Sustainability Structuring Agent shall be discharged from any duties and obligations hereunder and under the other Loan Documents. Upon the acceptance of a successor Sustainability Structuring Agent’s appointment as Sustainability Structuring Agent hereunder, such successor Sustainability Structuring Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Sustainability Structuring Agent (other than any rights to indemnity payments owed to the retiring Sustainability Structuring Agent), and the retiring Sustainability Structuring Agent shall be discharged from any duties and obligations hereunder or under the other Loan Documents. After the retiring Sustainability Structuring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Sustainability Structuring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Sustainability Structuring Agent was acting as Sustainability Structuring Agent.
1.10. Section 10.07 of the Credit Agreement is hereby amended to read as follows:
10.07 Non-Reliance on Administrative Agent, Sustainability Structuring Agent and Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent, the Sustainability Structuring Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent, the Sustainability Structuring Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Sustainability Structuring Agent or any Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent, the Sustainability Structuring Agent or any Arranger has disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent, the Sustainability Structuring Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, the L/C Issuer, the Borrower and each other Loan Party acknowledge and agree that (a) none of the Administrative Agent, the Sustainability Structuring Agent or any Arranger, acting in such capacities, have made any assurances as to (i) whether the terms and conditions of this Agreement and the other Loan Documents meets such Lender’s or L/C Issuer’s criteria or expectations with regard to environmental impact and sustainability performance, (ii) whether any characteristics of this Agreement and the other Loan

Documents, including the characteristics of the relevant KPI Metrics or any thresholds or targets with respect thereto to be determined in connection with any increase or decrease in the Applicable Rate, including the Borrower’s environmental and sustainability criteria, meet any industry standards or market expectations for sustainability-linked credit facilities or (iii) whether the relevant KPI Metrics or thresholds or targets with respect thereto will be attainable or able to be maintained by the Borrower, and (b) each such Lender and L/C Issuer has performed its own independent investigation and analysis of this Agreement and the other Loan Documents and whether this Agreement and the other Loan Documents meet such Lender’s criteria or expectations with regard to environmental impact and/or sustainability performance.
1.11. Section 10.08 of the Credit Agreement is hereby amended to read as follows:
10.08 No Other Duties. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent, an Arranger, a Lender or the L/C Issuer hereunder.
1.12. Section 11.01(a)(iii) of the Credit Agreement is hereby amended to read as follows:
(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
1.13. Section 11.04(a) of the Credit Agreement is hereby amended to read as follows:
(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other

Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Sustainability Structuring Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
1.14. Section 11.16 of the Credit Agreement is hereby amended to read as follows:
11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders and their respective Affiliates are arm’s-length commercial transactions between each Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders and their respective Affiliates, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Sustainability Structuring Agent, each Arranger and each Lender and each of their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Sustainability Structuring Agent, any Arranger nor any Lender nor any of their respective Affiliates has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iii) the Administrative Agent, the

Sustainability Structuring Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Sustainability Structuring Agent, any Arranger nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to any Loan Party or any of its Affiliates; and (iv) the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders and their respective Affiliates may ascertain, inquire into or otherwise independently verify any Sustainability-Related Information or any other information or materials provided by the Borrower and used in connection with the sustainability provisions described in this Agreement or in any other Loan Document, including with respect to the applicable KPI Metrics and shall not have any responsibility for (or liability in respect of) the completeness or accuracy of any such information and neither the Administrative Agent nor the Sustainability Structuring Agent nor any Arranger shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any Sustainability Rate Adjustment or Sustainability Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Certificate or notice as to a Sustainability Certificate Inaccuracy (and the Administrative Agent and the Sustainability Structuring Agent may rely conclusively on any such certificate or notice, without further inquiry). To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Sustainability Structuring Agent, the Arrangers, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
1.15. Schedule 1.10(c) is hereby added to the Credit Agreement to read as Schedule 1.10(c) attached hereto.
1.16. Exhibit 1.10(e) is hereby added to the Credit Agreement to read as Exhibit 1.10(e) attached hereto.
Section 2. Representations and Warranties, No Default. Each of the Loan Parties hereby represents and warrants that as of the effective date of this Amendment, (i) no Default or Event of Default exists and is continuing, and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 3. Effectiveness. This Amendment shall become effective on the date that all of the following conditions shall have been satisfied:
3.1 Executed Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of the Borrower, the Required Lenders and the Sustainability Structuring Agent.
3.2. Fees and Expenses. The Administrative Agent and the Sustainability Structuring Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsel), on or before the date hereof.
Section 4. [Reserved].
Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.
Section 7. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent and the Sustainability Structuring Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.
Section 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 9. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent, the Swing Line Lender or the L/C Issuer, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the effective date hereof, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. The Borrower hereby consents to this Amendment and confirms that all obligations of the Borrower under the Loan Documents to which the Borrower is party shall continue to apply to the Credit Agreement as amended hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	HURON CONSULTING GROUP INC., a Delaware corporation By: /s/ JOHN D. KELLY Name: John D. Kelly Title: EVP, CFO and Treasurer

SUSTAINABILITY STRUCTURING AGENT:	PNC CAPITAL MARKETS LLC, as Sustainability Structuring Agent By: /s/ MEG HAGGERTY Name: Meg Haggerty Title: Senior Associate

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line By: /s/ BRIAN ADAMS Name: Brian Adams Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ RICHARD BARRITT Name: Richard Barritt Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ DONNA BENSON Name: Donna Benson Title: Assistant Vice President

BANK OF MOTREAL, as a Lender By: /s/ JOSEPH JACOB Name: Joseph Jacob Title: Managing Director

FIFTH THIRD NATIONAL BANK ASSOCIATION, as a Lender By: /s/ WALTER F. GROTE Name: Walter F. Grote Title: Officer

TD BANK, N.A., as a Lender By: /s/ MEGAN O’NEILL Name: Megan O’Neill Title: Vice President

THE NORTHERN TRUST COMPANY, as a Lender By: /s/ MIKE FORNAL Name: Mike Fornal Title: Senior Vice President

ASSOCIATED BANK, N.A., as a Lender By: /s/ IAN ORMSETH Name: Ian Ormseth Title: Vice President

Schedule 1.10(c)

SUSTAINABILITY TABLE

[****]

[****] – THE INFORMATION IN THIS SCHEDULE HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 1.10(e)

[FORM OF]
SUSTAINABILITY CERTIFICATE
Date: __________, 20___

To: Bank of America, N.A., as Administrative Agent

Re: Third Amended and Restated Credit Agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), dated as of November 15, 2022, by and among Huron Consulting Group Inc., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:
This Sustainability Certificate (this “Certificate”) is furnished pursuant to Section 1.10 of the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN [HIS/HER] CAPACITY AS [chief executive officer, chief operating officer, chief financial officer, CHIEF SUSTAINABILITY OFFICER, treasurer, assistant treasurer, controller or senior vice president of finance] OF THE BORROWER AND NOT IN AN INDIVIDUAL CAPACITY (AND WITHOUT PERSONAL LIABILITY) THAT:

1. I am the duly elected [chief executive officer, chief operating officer, chief financial officer, chief sustainability officer, treasurer, assistant treasurer, controller or senior vice president of finance] of the Borrower, and I am authorized to deliver this Certificate on behalf of the Borrower;

2. Attached as Annex A hereto are the calculations of KPI Metrics for the 20[__] Reference Year, and such calculations evidence the Borrower’s qualification for [(x)] a Sustainability Rate Adjustment equal to [+][-][___]% per annum [and (y) a Sustainability Commitment Fee Adjustment, equal to [+][-][___]% per annum]. The Applicable Rate (i) will never be reduced or increased more than 0.05% per annum pursuant to the Sustainability Rate Adjustment and (ii) shall not be less than 0.000%.

3. Attached as Annex B hereto is a true and complete copy of the Borrower’s Sustainability Report for the 20[__] Reference Year.

4. Attached as Annex C hereto is a true and complete review report of the Sustainability Metric Auditor confirming that the Sustainability Metric Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the ESG Standards.

The foregoing certifications are made and delivered this _____ day of __________, 20[__]. Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[Signature Pages Follow]

Very truly yours, HURON CONSULTING GROUP INC., a Delaware corporation By:_________________________________ Name: Title:

Annex A

KPI Metrics Calculations

The KPI Metrics calculations below are consistent with the required information in that certain Third Amended and Restated Credit Agreement dated as of November 15, 2022 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) by and among Huron Consulting Group Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower identified therein, as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Below are the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment for the Reference Year ending: .

KPI Metric: Racial & Ethnic Diversity Percentage

Racial & Ethnic Diversity Percentage Target A for the Reference Year	%[1]
Racial & Ethnic Diversity Percentage Threshold A for the Reference Year	%[2]
Racial & Ethnic Diversity Percentage	%[3]
Racial & Ethnic Diversity Percentage Applicable Rate Adjustment Amount	[+/-] bps[4]
Racial & Ethnic Diversity Percentage Commitment Fee Adjustment Amount	[+/-] bps[5]

KPI Metric: Women in Leadership Percentage

Women in Leadership Percentage Target B for the Reference Year	%[6]
Women in Leadership Percentage Threshold B for the Reference Year	%[7]

Women in Leadership Percentage	%[8]
Women in Leadership Percentage Applicable Rate Adjustment Amount	[+/-] bps[9]
Women in Leadership Percentage Commitment Fee Adjustment Amount	[+/-] bps[10]

Sustainability Rate Adjustment and Sustainability Commitment Fee Adjustment

Sustainability Rate Adjustment	bps[11]
Sustainability Commitment Fee Adjustment	bps[12]
______________________________________
1 Please insert the Racial & Ethnic Diversity Percentage Target A for the Reference Year from the Sustainability Table set forth on Schedule 1.10(c).
2 Please insert the Racial & Ethnic Diversity Percentage Threshold A for the Reference Year from the Sustainability Table set forth on Schedule 1.10(c).
3 Please insert the Borrower’s Racial & Ethnic Diversity Percentage for the Reference Year.
4 Please select the Borrower’s Racial & Ethnic Diversity Percentage Applicable Rate Adjustment Amount based on the criteria set forth in the definition of Racial & Ethnic Diversity Percentage Applicable Rate Adjustment Amount in the Credit Agreement.
5 Please select the Borrower’s Racial & Ethnic Diversity Percentage Commitment Fee Adjustment Amount based on the criteria set forth in the definition of Racial & Ethnic Diversity Percentage Commitment Fee Adjustment Amount in the Credit Agreement.
6 Please insert the Women in Leadership Percentage Target B for the Reference Year from the Sustainability Table set forth on Schedule 1.10(c).
7 Please insert the Women in Leadership Percentage Threshold B for the Reference Year from the Sustainability Table set forth on Schedule 1.10(c).
8 Please insert the Borrower’s Women in Leadership Percentage for the Reference Year.
9 Please select the Borrower’s Women in Leadership Percentage Applicable Rate Adjustment Amount based on the criteria set forth in the definition of Women in Leadership Percentage Applicable Rate Adjustment Amount in the Credit Agreement.
10 Please select the Borrower’s Women in Leadership Percentage Commitment Fee Adjustment Amount based on the criteria set forth in the definition of Women in Leadership Percentage Commitment Fee Adjustment Amount in the Credit Agreement.
11 Please insert the sum of (a) the Racial & Ethnic Diversity Percentage Applicable Rate Adjustment Amount (whether positive, negative or zero) and (b) the Women in Leadership Percentage Applicable Rate Adjustment Amount (whether positive, negative or zero).
12 Please insert the sum of (a) the Racial & Ethnic Diversity Percentage Commitment Fee Adjustment Amount (whether positive, negative or zero) and (b) the Women in Leadership Percentage Commitment Fee Adjustment Amount (whether positive, negative or zero).

Annex B

Borrower’s Sustainability Report

[see attached]

Annex C

Report of the Sustainability Metric Auditor

[see attached]